UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2011

Date of Report (Date of earliest event reported)

BigBand Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33355	04-3444278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Broadway Street

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 995-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on October 10, 2011, BigBand Networks, Inc., a Delaware corporation (“BigBand,” “we” or “us”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among, ARRIS Group, Inc., a Delaware corporation (“ARRIS”), and Amsterdam Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ARRIS (“Acquisition Sub”), pursuant to which (i) Acquisition Sub successfully completed, on November 18, 2011, its tender offer for (the “Offer”) for shares (the “Shares”) of our common stock, par value $0.001 per share (the “Common Stock”) at a price of $2.24 per Share, net to the seller in cash, without interest (the “Offer Price”), and (ii) Acquisition Sub was merged, on November 21, 2011, with and into BigBand in a “short form” merger under Section 253 of the Delaware General Corporation Law (the “Merger”), with BigBand surviving the Merger as a wholly owned subsidiary of ARRIS (the “Surviving Corporation”).

In connection with the consummation of the Merger, on November 21, 2011, BigBand notified the NASDAQ Global Select Market (“NASDAQ”) of our intent to remove the Common Stock from listing on NASDAQ and requested that NASDAQ file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Common Stock. On November 21, 2011, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister BigBand’s Common Stock. BigBand will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of its Common Stock and the suspension of its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Item 3.01 above is incorporated herein by reference.

At the effective time of the Merger, holders of Shares ceased to have any rights as holders of Shares (other than their right to receive the Offer Price upon the terms and subject to the conditions of the Merger Agreement) and, accordingly, no longer have any interest in BigBand’s future earnings or growth.

Item 5.01. Changes in Control of Registrant.

The information contained in Item 3.01 and Item 3.03 above is incorporated herein by reference.

In connection with the closing of the Offer, which expired at 12:00 midnight, New York City time, on Friday, November 18, 2011, Acquisition Sub accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer (including all Shares delivered through notices of guaranteed delivery), and payment for such Shares will be made promptly, in accordance with the terms of the Offer. American Stock Transfer & Trust Company, LLC, the depositary for the Offer, has advised ARRIS and Acquisition

Sub that, as of the expiration of the Offer, a total of approximately 67,103,577 Shares were validly tendered to Acquisition Sub and not withdrawn (including 728,324 Shares delivered through notices of guaranteed delivery), representing approximately 92.5% of the Shares outstanding.

On November 21, 2011, the Merger was consummated, and at the effective time of the Merger (the “Effective Time”), (a) each Share outstanding immediately prior to the Effective Time (other than (A) Shares owned by ARRIS, Acquisition Sub or BigBand or any direct or indirect wholly-owned subsidiary of ARRIS, Acquisition Sub or BigBand, in each case immediately prior to the Effective Time, and (B) any Shares held by stockholders who have properly and validly and perfected their statutory rights of appraisal in respect of such Shares under Delaware law) was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Offer Price, without interest thereon, upon the surrender of the certificate representing such Shares, (b) each outstanding option to purchase Shares under any BigBand stock plan, whether or not vested, immediately prior to the Appointment Time (as defined in the Merger Agreement), was cancelled and converted automatically into the right to receive, in exchange for the cancellation of such options, an amount in cash, without interest, equal to the product obtained by multiplying (x) the aggregate number of shares of BigBand’s common stock that were issuable upon exercise of such option immediately prior to the Appointment Time (as defined in the Merger Agreement) and (y) the Offer Price, less the per share exercise price of such option and (c) restricted stock units which were outstanding immediately prior to the appointment time (as defined in the Merger Agreement) (the “Assumed RSUs”) were assumed by ARRIS in connection with the Offer and Merger and converted into a restricted stock unit that represents the right to acquire a number of shares of common stock of ARRIS based on an exchange ratio described in the Merger Agreement. The Assumed RSUs will otherwise have the same terms as in effect prior to the conversion, except that the Assumed RSUs will be denominated in ARRIS’ common stock rather than BigBand’s common stock, as appropriately adjusted to reflect the acquisition by ARRIS.

Holders of Shares that did not tender their Shares in the Offer and that comply with the applicable statutory procedures under Section 262 of the Delaware General Corporation Law (“Appraisal Provisions”), will have certain rights to demand appraisal of their Shares. Stockholders will receive from BigBand additional information with respect to the Appraisal Provisions and the procedures for exercising appraisal rights under the Appraisal Provisions.

ARRIS is funding the acquisition with cash on hand.

Pursuant to the Merger Agreement, at the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time became the directors of the Surviving Corporation, as described in Item 5.02 below.

The foregoing description of the Merger Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report, and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time became the directors of the Surviving Corporation and the officers of Acquisition Sub immediately prior to the Effective Time became the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws, or as otherwise provided by applicable law.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, BigBand’s Certificate of Incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety, and such amended and restated certificate of incorporation became the Certificate of Incorporation of the Surviving Corporation.

In addition, pursuant to the Merger Agreement, at the Effective Time, the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, except as to the name of the Surviving Corporation, which is “BigBand Networks, Inc.,” became the bylaws of the Surviving Corporation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among ARRIS Group, Inc., Amsterdam Acquisition Sub, Inc. and BigBand Networks, Inc. dated as of October 10, 2011 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by BigBand on October 11, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.

Dated: November 22, 2011	By:	/s/ Lawrence A. Margolis
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among ARRIS Group, Inc., Amsterdam Acquisition Sub, Inc. and BigBand Networks, Inc. dated as of October 10, 2011 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by BigBand on October 11, 2011).